Exhibit 10.1

CONSULTING AGREEMENT
This Consulting Agreement (the “Agreement”) is dated as of September 16, 2016, by and between Methode Electronics, Inc., a Delaware corporation (the “Company”), and Douglas A. Koman (the “Consultant”).
WHEREAS, the Consultant is the former Chief Financial Officer of the Company and has retired from the Company as of September 15, 2016; and
WHEREAS, the Company has requested that Consultant provide such services as the Company may reasonably request from time to time in connection with the transition of the chief financial officer responsibilities (the “Services”); and
WHEREAS, the Consultant has agreed to provide such Services, upon the terms and subject to the conditions contained in this Agreement.
NOW, THEREFORE, it is hereby agreed by and between the parties, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, as follows:
1.Engagement. The Company hereby retains Consultant to perform, and Consultant hereby agrees to perform, upon the terms and conditions contained herein, the Services. Consultant will provide the Services from time to time as reasonably requested by the Company’s Chief Executive Officer or Chief Financial Officer. Consultant represents and warrants to the Company that all of the Services will be provided in a competent, professional and timely manner, and that Consultant will comply with all applicable laws in performing the Services.
2.Compensation. Consultant will be paid Two Hundred and Fifty Dollars ($250) per hour for the provision of any Services.
3.Term and Termination. Except as otherwise provided herein, the term of this Agreement shall commence as of the date hereof and shall terminate on July 28, 2017. The Company may terminate this Agreement upon written notice to Consultant if Consultant fails in any material respect to perform his obligations under this Agreement or any other agreement, contract or undertaking to which Company and Consultant are party, and such failure is not remedied by Consultant within five (5) days of written notice from Company.
4.Confidential Information. Consultant recognizes and acknowledges that in the course of performing the Services for Company, Consultant may have access to non-public, confidential and proprietary information concerning the business, operations and/or assets of Company or its affiliates, including by way of example and not limitation, financial information, customer, client, advertiser and supplier information, price information, methods of operation, products, business and marketing plans, marketing materials, prospects, databases, personnel information, web site information, software, passwords, business procedures and manuals, analyses, proposals, compilations, studies, and other documents or work product prepared by or owned by Company which contain or otherwise reflect such information. All such information is hereinafter collectively referred to as “Confidential Information.” Confidential Information shall also include all parts or copies of such information, and any information derived therefrom, but shall not include information, if any, which is or becomes a part of the public domain through no act or omission of Consultant. Consultant agrees that he will at all times keep in strict confidence, both during the term of this Agreement and subsequent to termination of this Agreement, and will not during the term of this Agreement or thereafter disclose or divulge to any person, firm or corporation, or use directly or indirectly, for its own benefit or the benefit of others, any Confidential Information. Consultant will not permit any person other than Company, its authorized agents or representatives, to examine and/or make copies of any Confidential Information prepared by Consultant or that come into Consultant’s possession or under Consultant’s control by reason of Consultant’s Services hereunder. Consultant will employ at least the same degree of care in protecting Confidential Information as he employs in protecting his own most confidential information, but not less than a reasonable degree of care. Upon termination of this Agreement, or at any time at the request of Company, Consultant will turn over to Company all copies of documents, papers, disks, and other printed and electronic matter in its possession or under its control that constitute or contain Confidential Information, or are owned by Company. In the event Consultant receives a subpoena or other validly issued administrative or judicial process requesting the disclosure Confidential Information, Consultant shall promptly notify Company and tender to it the defense of such demand.

Exhibit 10.1

5.Ownership Rights; Work Made for Hire. As between Company and Consultant, Consultant agrees that work product, deliverables and other materials provided by Consultant hereunder, including all intellectual property rights therein, which Consultant makes, conceives or reduces to practice, either solely by Consultant or jointly with others and either on or off Company’s premises, in performing the Services for Company (“Work Product”) shall be considered to be “work made for hire” under the U.S. Copyright Act, 17 U.S.C. §101 et seq., and shall be owned exclusively by Company. If for any reason exclusive ownership of all Work Product is not fully and effectively vested in Company by the preceding terms, Consultant hereby assigns to Company, and will in the future upon Company’s request confirm in writing such assignment to Company, all right, title and interest Consultant may have in all portions and aspects of such Work Products or portions thereof.
6.Injunctive Relief. Consultant acknowledges and agrees that any breach by Consultant of Section 4 or 5 of this Agreement will give rise to irreparable injury to Company and, because of the difficulty of ascertaining the amount of damages that would be suffered by Company in connection therewith, money damages would be an inadequate remedy therefor. Therefore, Consultant agrees that Company shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of Section 4 or 5 by Consultant, in addition to all other remedies available to Company at law or in equity. Consultant further acknowledges and agrees that the covenants contained herein are necessary for the protection of Company’s legitimate business interests and are reasonable in scope and content.
7.Independent Contractor. It is expressly agreed and understood that Consultant’s relationship to Company shall be that of an independent contractor. Nothing contained in this Agreement shall be construed to constitute Consultant an employee or agent of Company, nor shall either party have the authority to bind the other in any respect.
8.Right of Set-Off. In the event the Consultant is required to pay any amount to the Company pursuant to any Company Clawback Policy, then any such amount may be offset against amounts to be paid by the Company to Consultant pursuant to this Agreement.
9.Waiver of Modification. No waiver, alteration or modification of any of the terms of this Agreement shall be valid unless in writing and signed by the parties.
10.Assignment. This Agreement shall be binding upon and shall inure to the benefit of the successors and assignees of Company. The obligations and rights of Consultant under this Agreement are personal to him and shall not be subject to voluntary or involuntary alienation, assignment or transfer.
11.Entire Agreement. Consultant acknowledges and agrees that his post-employment obligations under that certain Employee Confidentiality and Assignment of Inventions Agreement shall be in addition to his obligations under this Agreement. This Agreement together with such Employee Confidentiality and Assignment of Inventions Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof.
12.Governing Law. This Agreement and the rights and obligations to the parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of Illinois, United States of America (without giving effect to the conflicts of laws principles thereof). The parties hereby covenant and agree that any and all actions arising out of or related to this Agreement shall be brought and maintained in a federal or state court sitting in Cook County, Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction and service of process from said courts for any and all such actions.
13.Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.
METHODE ELECTRONICS, INC.
By:
Donald W. Duda
Its:    Chief Executive Officer

CONSULTANT:
By:
Name: Douglas A. Koman